                                                                     Exhibit 3.2

                       SECOND AMENDED AND RESTATED BYLAWS
                                       OF
                      AIRONET WIRELESS COMMUNICATIONS, INC.


                                    ARTICLE I
                                    ---------
                                  Stockholders

         1.01. ANNUAL MEETING. The annual meeting of the stockholders of this Corporation, for the purpose of electing directors and transacting such other business as may come before the meeting, shall be held on such date, at such time and at such place as may be designated by the Board of Directors.

         1.02. SPECIAL MEETINGS. Special Meetings of the stockholders may be called at any time by the chairman of the board, or in case of the death, absence or disability of the chairman of the board, the president, or in case of the president's death, absence, or disability, a senior vice-president or a majority of the Board of Directors acting with or without a meeting; provided that if and to the extent that any Special Meeting of stockholders may be called by any other person or persons specified in any provision of the certificate of incorporation in effect from time to time (as amended, "Certificate of Incorporation") or any amendment thereto or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time) (the "Delaware Law"), then such Special Meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified; provided further, that the business transacted at any Special Meeting of the stockholders shall be strictly limited to that identified in the required notice calling such meeting and subject to the requirements of Delaware Law, Certificate of Incorporation and these Bylaws.

         1.03. PLACE OF SPECIAL MEETINGS. Special Meetings of stockholders shall be held at such place as may be designated by the Board of Directors by notice thereof.

         1.04.  NOTICE OF MEETINGS.

         (a) Unless waived, a written, printed, or typewritten notice of each annual or Special Meeting, stating the date, hour and place and the purpose or purposes thereof shall be served upon or mailed to each stockholder of record entitled to vote or entitled to notice, not more than sixty (60) days nor less than ten (10) days before any such meeting. If mailed, such notice shall be directed to a stockholder at his or her address as the same appears on the records of the Corporation. If a meeting is adjourned to another time or place and such adjournment is for thirty (30) days or less and no new record date is fixed for the adjourned meeting, no further notice as to such adjourned meeting need be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice on the transferee. Such notice shall specify the place where the stockholders list will be open for examination prior to the meeting if required by Section 1.09 hereof. If the adjournment is for more than thirty (30) days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         (b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         1.05. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting or to receive payment of any dividend or other distribution or allotment of any rights, or otherwise entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

         If the Board of Directors shall not fix such a record date, (i) the record date for determining stockholders entitled to notice of or to vote shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) in any case involving the determination of stockholders for any purpose other than notice of or voting, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board of Directors shall adopt the resolution relating thereto. Determination of stockholders entitled to notice of or to vote shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         1.06. ORGANIZATION. At each meeting of the stockholders, the president, or, in his absence, the chairman of the Board of Directors, or in his absence, any senior vice-president, shall act as chairman of the meeting, and the secretary of the Corporation, or, if the secretary of the Corporation is not present, the assistant secretary, or if the secretary and the assistant secretary are not present, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

         1.07. QUORUM. A stockholders' meeting duly called shall not be organized for the transaction of business unless a quorum is present. Except as otherwise expressly provided by law, the Certificate of Incorporation, these Bylaws, or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time), (i) at any meeting called by the Board of Directors, the presence in person or by proxy of holders of record entitling them to exercise at least one-third of the voting power of the Corporation shall constitute a quorum for such meeting and
(ii) at any meeting called other than by the Board of Directors, the presence in person or by proxy of holders of record entitling them to exercise at least a majority of the voting power of the Corporation shall constitute a quorum for such meeting. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, a majority in voting interest of the stockholders present may adjourn, or, in the absence of a decision by the majority, any officer entitled to preside at such meeting may adjourn the meeting to such time (not more than thirty (30) days after the previously adjourned meeting) and place as they may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

         1.08. ORDER OF BUSINESS AND PROCEDURE. The order of business at all meetings of the stockholders shall be determined by the chairman of the meeting. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it shall not be necessary to follow any manual of parliamentary procedure.

         1.09. ADVANCE NOTICE OF STOCKHOLDER PROPOSALS. In order to properly submit any business to an annual meeting of stockholders, a stockholder must give timely notice in writing to the secretary of the Corporation. To be considered timely, a stockholder's notice must be delivered either in person or by first class United States, postage prepaid, and received at the principal executive offices of the Corporation (a) not less than ninety (90) days nor more than one hundred twenty (120) days (in the event that a different period of time is required by any law, regulation or rule, then such different period of time shall control) before the first anniversary date of the Corporation's proxy statement (if no proxy is required then notice of meeting) in connection with the last annual meeting of stockholders or (b) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement (if no proxy statement is required then notice of meeting), not less than a reasonable time, as determined by the Board of Directors, prior to the date of the applicable annual meeting.

         (b) The secretary of the Corporation shall deliver any stockholder proposals received in a timely manner for review by the Board of Directors or a committee designated by the Board of Directors.

         (c) A stockholder's notice to submit business to an annual meeting of stockholders shall set forth (i) the name and address of the stockholder; (ii) the class and number of shares of stock beneficially owned by such stockholder;
(iii) the name in which such shares are registered on the stock transfer books of the Corporation; (iv) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice; (v) any material interest of the stockholder in the business to be submitted; and (vi) a brief description of the business desired to be submitted to the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. This Subsection (c) shall not be interpreted to require the inclusion of information about any such proposal in any proxy statement distributed by or on behalf of the Board of Directors. Only business which the chairman of the meeting determines was timely brought by advance notice in accordance with this
Section 1.09 shall be transacted at such meeting.

         (d) Without limiting the foregoing provisions of this Section 1.09, during any period in which the Corporation is a reporting company under the Securities Exchange Act of 1934, as amended ("Exchange Act"), a stockholder who seeks to have any proposal included in the corporation's proxy statement shall comply with the requirements of Regulation 14A under the Exchange Act and all other provisions of the Exchange Act and the rules and regulations promulgated thereunder.

         1.10. VOTING.

         (a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation on the date fixed pursuant to Section 1.05 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting.

         (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

         (c) Any such voting rights may be exercised by the stockholder in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting in sufficient time to permit the necessary examination and tabulation thereof before the vote is taken; provided, however, that no proxy shall be valid after the expiration of three (3) years after the date of its execution, unless the stockholder executing it shall have specified therein the length of time it is to continue in force. At any meeting of the stockholders, all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting or required by the Certificate of Incorporation. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

         1.11. INSPECTORS. The Board of Directors, in advance of any meeting of the stockholders, may appoint one or more inspectors to act at the meeting. If inspectors are not so appointed, the person presiding at the meeting may appoint one or more inspectors. If any person so appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors so appointed, if any, shall determine the number of shares outstanding, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies and shall receive votes, ballots, waivers, releases, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, waivers, releases, or consents, determine and announce the results and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

                                   ARTICLE II
                                   ----------
                               BOARD OF DIRECTORS

         2.01. GENERAL POWERS OF BOARD. The powers of the Corporation shall be exercised, its business and affairs conducted, and its property controlled by or under the direction of the Board of Directors, except as otherwise provided by Delaware Law or in the Certificate of Incorporation.

         2.02. NUMBER OF DIRECTORS. The number of directors of the Corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall be such number as may be set from time to time within the limits set forth in the Certificate of Incorporation by resolution adopted by affirmative vote of a majority of the whole Board of Directors. As used in these Bylaws, the term "whole Board" means the total number of directors which the Corporation would have if there were no vacancies.

         2.03. ELECTION OF DIRECTORS. At each meeting of the stockholders for the election of directors, the persons receiving the greatest number of votes shall be the directors. Directors need not be stockholders.

         2.04.  NOMINATIONS.

         (a) Nomination of persons for election to the Board of Directors may be made by the Board of Directors or any committee designated by the Board of Directors or by any stockholder entitled to vote for the election of directors at the applicable meeting of stockholders. However, nominations other than those made by the Board of Directors or its designated committee must comply with the procedures set forth in this Section 2.04, and no person shall be eligible for election as a director unless nominated in accordance with the terms of this
Section 2.04.

         (b) Notice of nominations which are proposed by the Board of Directors shall be given on behalf of the Board of Directors by the chairman of the meeting.

         (c) In order to properly submit nominations of a person or persons for election as director(s), a stockholder must give timely notice in writing to the secretary of the Corporation. To be considered timely, a stockholder's notice must be delivered either in person or by first class United States mail, postage prepaid, and received at the principal executive offices of the Corporation not less than (a) ninety (90) days nor more than one hundred twenty (120) days (except that if a different period of time is required by any law, regulation or rule applicable to the Corporation, then such different period of time shall control) before the first anniversary date of the Corporation's proxy statement (if no proxy is required then notice of meeting) in connection with the last annual meeting of stockholders or (b) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement (if no proxy statement is required then notice of meeting), not less than a reasonable time, as determined by the Board of Directors, prior to the date of the applicable annual meeting.

         (d) A stockholder may nominate a person or persons for election to the Board of Directors by giving written notice to the secretary of the Corporation in accordance with the procedures set forth above. In addition to the timeliness requirements set forth above for notice to the Corporation by a stockholder, with respect to any Special Meeting of stockholders called for the election of directors, written notice must be delivered in the manner specified above and not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.

         (e) The secretary of the Corporation shall deliver any nominations proposed by a shareholder and received in a timely manner for review by the Board of Directors or a committee designated by the Board of Directors.

         (f) A stockholder nomination of a person or persons for election to the Board of Directors must also set forth, as to each person whom the stockholder proposes to nominate for election as a director: (i) the name, age, business address and, if known, residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person; (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act (regardless of whether the Corporation is a reporting company under such Act); (v) the written consent of such person to be named in the proxy statement (if applicable) as a nominee and to serve as a director if elected; and (vi) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

         (g) Any person nominated for election as director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the secretary of the Corporation all such information pertaining to such person that is required to be set forth in a stockholder's notice of nomination.

         (h) The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

         (i) Subject to the foregoing provisions of this Section 2.04, during any period in which the Corporation is a reporting company under the Exchange Act, a stockholder who seeks to have any proposal included in the corporation's proxy statement shall comply with the requirements of Regulation 14A under the Exchange Act and all other provisions of the Exchange Act and the rules and regulations promulgated thereunder.

         2.05. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the chairman of the Board of Directors or the secretary of the Corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         2.06. VACANCIES. In the event that any vacancy shall occur in the Board of Directors, whether because of death, resignation, removal, newly created directorships resulting from any increase in the authorized number of directors (exclusive of increases resulting from the rights of holders of Preferred Stock), the failure of the stockholders to elect the whole authorized number of directors, or any other reason, such vacancy may be filled by the Board of Directors by the affirmative vote of a majority of directors then in office, even though less than a quorum. Any director elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office for the remainder of the full term of the class of directors in which such directorship is part, and until such director's successor is elected and qualified.

         2.07. REMOVAL OF DIRECTORS. Directors may be removed only as provided in the Certificate of Incorporation.

         2.08. PLACE OF MEETING. The Board of Directors may hold any of its meetings at the principal office of the Corporation or at such other place or places as the Board of Directors (or the chairman in the absence of a determination by the Board of Directors) may from time to time designate. Directors may participate in any regular or Special Meeting of the Board of Directors by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board of Directors can hear each other and such participation shall constitute presence in person at such meeting.

         2.09. ANNUAL MEETING. A regular annual meeting of the Board of Directors shall be held each year at the same place as and immediately after the annual meeting of stockholders, or at such other place and time as determined by the Board of Directors and notice thereof need not be given. At its regular annual meeting the Board of Directors shall organize itself and elect the officers of the Corporation for the ensuing year and may transact any other business.

         2.10. REGULAR MEETINGS. Regular Meetings of the Board of Directors may be held at such intervals and such time as shall be determined by the Board of Directors. After such determination and notice thereof has been once given to each person then a member of the Board of Directors, Regular Meetings may be held at such intervals, time and place without further notice being given.

         2.11. SPECIAL MEETINGS. Special Meetings of the Board of Directors may be called at any time by the Board of Directors or by the chairman or by a majority of directors then in office, to be held on such day and at such time as shall be specified by the person or persons calling the meeting.

         2.12. NOTICE OF MEETINGS. Notice of each Special Meeting or, where required, each Regular Meeting of the Board of Directors shall be given to each director either by being mailed on at least the third day prior to the date of the meeting or by being telegraphed, faxed or given personally or by telephone on at least 24 hours notice prior to the date of the meeting. Such notice shall specify the place, date and hour of the meeting and, if it is for a Special Meeting, the purpose or purposes for which the meeting is called. At any meeting of the Board of Directors at which every director shall be present, even though without such notice, any business may be transacted. Any acts or proceedings taken at a meeting of the Board of Directors not validly called or constituted may be made valid and fully effective by ratification at a subsequent meeting which shall be legally and validly called or constituted. Notice of any Regular Meeting of the Board of Directors need not state the purpose of the meeting and, at any Regular Meeting duly held, any business may be transacted. If the notice of a Special Meeting shall state as a purpose of the meeting the transaction of any business that may come before the meeting, then at the meeting any business may be transacted, whether or not referred to in the notice thereof. A written waiver of notice of a Special or Regular Meeting, signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting and prior to or at the commencement of such meeting protests the lack of proper notice.

         2.13. QUORUM AND VOTING. At all meetings of the Board of Directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Certificate of Incorporation, or these Bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. At all meetings of the Board of Directors, each director shall have one vote.

         2.14.    COMMITTEES.

         (a) The Board of Directors may appoint one or more committees of the Board of Directors, to consist of one or more directors of the Corporation, and may delegate to any such committee any of the authority of the Board of Directors, however conferred, other than the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation. No committee shall have the power or authority to declare a dividend or to authorize the issuance of stock unless the resolution creating such committee expressly so provides. Each committee shall serve at the pleasure of the Board of Directors, shall act only in the intervals between meetings of the Board of Directors and shall be subject to the control and direction of the Board of Directors. Each committee may act by a majority of its members at a meeting or by a writing or writings signed by all of its members. Each committee shall keep written minutes of its meetings and report the same to the Board of Directors at the next Regular Meeting of the Board of Directors.

         (b) The Board of Directors may from time to time appoint from among its members, and may fill vacancies on, an Executive Committee to serve during the pleasure of the Board, provided that each of the Chairman of the Board and the Chief Executive Officer shall be a member of any such Executive Committee. During the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation conferred by these Bylaws or otherwise. The Executive Committee shall keep a record of all its proceedings and report the same to the Board. A majority of the members of the Executive Committee shall constitute a quorum. The act of a majority of the members of the Executive Committee present at any meeting at which a quorum is present shall be the act of the Executive Committee.

         2.15. COMPENSATION. The Board of Directors or a committee thereof may, by resolution passed by a majority of directors, fix the compensation of directors for service in any capacity and may fix fees for attendance at meetings and may authorize the Corporation to pay the traveling and other expenses of directors incident to their attendance at meetings or may delegate such authority to a committee of the Board of Directors.

         2.16. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.


                                   ARTICLE III
                                   -----------
                                    OFFICERS

         3.01. GENERAL PROVISIONS. The executive officers of the Corporation shall be chosen by the Board of Directors, shall be the chairman of the Board (who shall be a director), a vice-chairman of the Board (if such office is created by the Board), a chief executive officer, a president, a chief operating officer (if such office is created by the Board of Directors), such number of senior vice-presidents and vice-presidents as the board may from time to time determine, a chief financial officer, a secretary and a treasurer. Any person may hold any two or more offices and perform the duties thereof, except the offices of chairman of the Board of Directors and vice-chairman, or the offices of president and senior vice-president or the offices of president and secretary.

         3.02. ELECTION, TERMS OF OFFICE, AND QUALIFICATION. The officers of the Corporation named in Section 3.01 of this Article III shall be elected by the Board of Directors and shall hold office until their respective successors are chosen and qualify or, if appointed for a specific term, upon the expiration of such term.

         3.03. ADDITIONAL OFFICERS. In addition to the officers mentioned in
Section 3.01 of this Article III, the Corporation may have such other officers or agents as the Board of Directors may deem necessary and may appoint, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer the power to appoint any subordinate officers or agents. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate the powers and duties, or any of them, of such officer to any other officer, or to any director.

         3.04. REMOVAL. Except as set forth below, any officer of the Corporation may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any meeting, the notice (or waivers of notice) of which shall have specified that such removal action was to be considered. Any officer appointed not by the Board of Directors but by an officer or committee to which the Board of Directors shall have delegated the power of appointment may be removed, with or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors.

         3.05. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors, or to the chairman of the Board of Directors, the president, or the secretary of the Corporation. Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         3.06. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, shall be filled in the manner prescribed in these Bylaws for regular appointments or elections to such office.

                                   ARTICLE IV
                                   ----------
                             DUTIES OF THE OFFICERS

         4.01. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors of the Corporation and shall serve as chairman of any Executive Committee appointed by the Board of Directors pursuant to Section 2.14 of Article II. He shall have such other powers and perform such other duties as are provided in these Bylaws and as may from time to time be assigned to him by the Board of Directors.

         4.02. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board shall have such powers and perform such duties as may from time to time be delegated to him by the Chairman of the Board and shall have such other powers and perform such other duties as are provided in these Bylaws and as may from time to time be assigned to him by the Board of Directors.

         4.03. CHIEF EXECUTIVE OFFICER. The Chief Executive officer shall preside at all meetings of stockholders and shall have general charge and supervision of the business of the Corporation. In the absence of the Chairman of the Board and the Vice Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors and shall serve as chairman of any Executive Committee appointed by the Board of Directors pursuant to Section 2.14 of Article II. He shall have such other powers and perform such other duties as are provided in these Bylaws and as may from time to time be assigned to him by the Board of Directors.

         4.04. PRESIDENT. The President shall, in the absence, disability, or inability to act of the Chief Executive Officer, exercise all powers and perform all duties of the Chief Executive Officer (except such powers and duties as are incident to the Chief Executive Officer's position or a member of the Board of Directors or of any Executive Committee appointed by the Board of Directors pursuant to Section 2.14 of Article II), and shall have such other powers and perform such other duties as are provided by these Bylaws and as may from time to time be assigned to him by the Board of Directors.

         4.05. CHIEF OPERATING OFFICER. The Chief Operating Officer shall have such powers and perform such duties as are provided in these Bylaws and as may from time to time be assigned to him by the Board of Directors.

         4.06. POWERS AND DUTIES OF VICE PRESIDENTS. Any Senior Vice President or Vice President from time to time designated by the Board of Directors shall, in the absence, disability, or inability to act of the President, exercise all powers and perform all duties of the President. Each Senior Vice President shall have such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors, and each Vice President or Assistant Vice President shall have such other powers and perform such other duties as may from time to time be assigned to him by the Chief Executive Officer.

         4.07.    POWERS AND DUTIES OF TREASURER AND ASSISTANT TREASURERS.

         (a) The Treasurer shall have the care and custody of all the funds and securities of the Corporation except as may be otherwise ordered by the Board of Directors, shall cause such funds to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the Treasurer, and shall cause such securities, to be placed in safekeeping in such manner as may be designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the Treasurer.

         (b) The Treasurer or an Assistant Treasurer, or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the Treasurer, may endorse in the name and on behalf of the Corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies, and other commercial documents requiring such endorsement and may sign all receipts and vouchers for payments made to the Corporation.

         (c) The Treasurer shall render a statement of the cash account of the Corporation to the Board of Directors as often as it shall require the same and shall enter or cause to be entered regularly in books to be kept by him for that purpose full and accurate accounts of all moneys received and paid by him on account of the Corporation and of all securities received and delivered by the Corporation.

         (d) The Treasurer shall have such other powers and perform such other duties as are provided in these Bylaws and as may from time to time be assigned to him by the Board of Directors. Each Assistant Treasurer shall have such powers and perform such duties as may from time to time be assigned to him by the Treasurer or by the Board of Directors. In the absence, disability or inability to act of the Treasurer, any Assistant Treasurer may exercise any of the powers and may perform any of the duties of the Treasurer.

         4.08. POWERS AND DUTIES OF SECRETARY AND ASSISTANT SECRETARIES.

         (a) The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall keep the minutes of all proceedings of the stockholders and the Board of Directors in proper books provided for that purpose. The Secretary shall attend to the giving and serving of all notices of the Corporation in accordance with the provisions of the Certificate of Incorporation, these Bylaws, and the laws of the State of Delaware. The Secretary may, with the Chief Executive Officer, the President, the Chief Operating Officer, a Senior Vice President or other authorized officer of the Corporation, sign contracts and other documents in the name of the Corporation.

         (b) The Secretary shall have such other powers and perform such other duties as are provided in these Bylaws and as may from time to time be assigned to him by the Board of Directors and shall perform all other acts incident to the office of Secretary. Each Assistant Secretary shall have such powers and perform such duties as may from time to time be assigned to him by the Secretary or by the Board of Directors. In the absence, disability, or inability to act of the Secretary, any Assistant Secretary may exercise any of the powers and may perform any of the duties of the Secretary.

         (c) In no case shall the Secretary or any Assistant Secretary, without the express written authorization and direction of the Board of Directors, have any responsibility for, or any duty or authority with respect to, the withholding or payment of any federal, state or local taxes of the Corporation or the preparation or filing of any tax return.

                                    ARTICLE V
                                    ---------
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         5.01. INDEMNIFICATION. The provisions of the Corporation's Certificate of Incorporation limiting liability of directors, officers and employees, and providing for payment of legal fees, other costs and expenses, and indemnification generally of directors, officers and employees, are incorporated herein by this reference. Nothing in this Article V or in Article VIII herein shall be construed to limit any provisions in the Corporation's Certificate of Incorporation.

         5.02. INSURANCE. The proper officers of the Corporation, without further authorization by the Board of Directors, may in their discretion purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent for another corporation, partnership, joint venture, trust or other enterprise, against any liability.

         5.03. ERISA. To assure indemnification under this Article V of all such persons who are or were "fiduciaries" of an employee benefit plan governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974", as amended from time to time, the provisions of this Article V shall, for the purposes hereof, be interpreted as follows: an "other enterprise" shall be deemed to include an employee benefit plan; the Corporation shall be deemed to have requested a person to serve as an employee of an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to said Act of Congress shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

         5.04. CONTRACTUAL NATURE. The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article is in effect. Neither any repeal or modification of this Article or, to the fullest extent permitted by the laws of Delaware, any repeal or modification of laws, shall affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

         5.05 CONSTRUCTION. For the purposes of this Article V, references to "the Corporation" include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director or officer of such constituent Corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                                   ARTICLE VI
                                   ----------
                  DEPOSITORIES, CONTRACTS AND OTHER INSTRUMENTS

         6.01. DEPOSITORIES. The chairman of the Board of Directors, the chief executive officer, the president, the treasurer and any vice-president of the Corporation whom the Board of Directors authorizes to designate depositories for the funds of the Corporation are each authorized to designate depositories for the funds of the Corporation deposited in its name and the signatories and conditions with respect thereto in each case, and from time to time, to change such depositories, signatories and conditions, with the same force and effect as if each such depository, the signatories and conditions with respect thereto and changes therein had been specifically designated or authorized by the Board of Directors; and each depository designated by the Board of Directors or by the chairman of the Board of Directors, the chief executive officer, the president, the treasurer, or any such senior vice president or vice-president of the Corporation, shall be entitled to rely upon the certificate of the secretary or any assistant secretary of the Corporation setting forth the fact of such designation and of the appointment of the officers of the Corporation or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depository, or from time to time the fact of any change in any depository or in the signatories with respect thereto.

         6.02. EXECUTION OF INSTRUMENTS GENERALLY. In addition to the powers conferred upon the chairman of the Board of Directors in Section 4.01 and except as otherwise provided in Section 6.01 of this Article VI, all contracts and other instruments entered into in the ordinary course of business requiring execution by the Corporation may be executed and delivered by the chief executive officer, the president, the treasurer or any senior vice president or vice-president, and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized to do so by the Board of Directors.

         6.03. STOCK OWNED BY THE CORPORATION. Unless otherwise ordered by the Board of Directors, each of the Chief Executive Officer, President and any Senior Vice President in person or by proxy or proxies appointed by him shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own, which may be held in the corporation's name or as to which the Corporation may otherwise have the right to vote, act or consent.


                                   ARTICLE VII
                                   -----------
                            SHARES AND THEIR TRANSFER

         7.01. CERTIFICATE FOR SHARES. Every owner of one or more shares in the Corporation shall be entitled to a certificate, which shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares in the Corporation owned by him. When such certificate is counter-signed by an incorporated transfer agent or registrar, the signature of any of said officers may be facsimile, engraved, stamped or printed. The certificates for the respective classes of such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the chairman of the Board of Directors, the chief executive officer or the president or a senior vice president or vice-president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer. A record shall be kept of the name of the person, firm or Corporation owning the shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so canceled.

         7.02 LOST, DESTROYED AND MUTILATED CERTIFICATES. If any certificates for shares in this Corporation become worn, defaced or mutilated but are still substantially intact and recognizable, the directors or authorized officers, upon production and surrender thereof, shall order the same canceled and shall issue a new certificate in lieu of same. The holder of any shares in the Corporation shall immediately notify the Corporation if a certificate therefor shall be lost, destroyed, or mutilated beyond recognition, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed, or mutilated beyond recognition, and the Board of Directors may, in its discretion, require the owner of the certificate which has been lost, destroyed or mutilated beyond recognition, or his legal representative, to give the Corporation a bond in such sum and with such surety or sureties as it may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction, or mutilation of any such certificate. The Board of Directors may, however, in its discretion, refuse to issue any such new certificate except pursuant to legal proceedings, under the laws of the State of Delaware in such case made and provided.

         7.03. TRANSFERS OF SHARES. Transfers of shares in the Corporation shall be made (in accordance with the Certificate of Incorporation) only on the books of the Corporation by the registered holder thereof, his legal guardian, executor or administrator, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation or with a transfer agent appointed by the Board of Directors, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by properly executed stock powers and evidence of the payment of all taxes imposed upon such transfer. Unless otherwise stated in the Certificate of Incorporation, the person in whose name shares stand on the books of the Corporation shall, to the full extent permitted by law, be deemed the owner thereof for all purposes as regards the Corporation.

         7.04. REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws concerning the issue, transfer, and registration of certificates for shares in the Corporation. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.

                                  ARTICLE VIII
                                  ------------
                       LIMITED LIABILITY; INDEMNIFICATION

         8.01. LIMITED LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, except, if required by Delaware law, as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of Delaware law; or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Section shall eliminate or reduce the effect of this Section in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section would accrue or arise, prior to such amendment or repeal.

         8.02.    INDEMNIFICATION AND INSURANCE.

         (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director of officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such Proceeding in advance of its final disposition; any advance payments to be paid by the Corporation within twenty (20) calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent Delaware law requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         (b) RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty (30) calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in Delaware law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (c) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

         (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

         (e) SEVERABILITY. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(1) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                                   ARTICLE IX
                                   ----------
                                      SEAL

         The Board of Directors may provide a corporate seal, which shall be circular and contain the name of the Corporation engraved around the margin and the words "corporate seal," the year of its organization, and the word "Delaware."